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                                                                EXHIBIT 10(i)

                              CORESTATES BANK, N.A.

                   ASSIGNMENT OF PROCEEDS OF LETTER OF CREDIT



                            INTENDING TO BE LEGALLY BOUND, Nuclear Research
Corporation, 125 Titus Avenue, Warrington, Pennsylvania 18976 ("Borrower") agrees as follows:

                 1. In consideration for a $5,500,000.00 line of credit, the proceeds of which will be used for working capital purposes, and a term loan in the amount of $1,500, 000.00, the proceeds of which will be used for (i) the acquisition of the assets (through a merger) of TSA Systems, Ltd. and the assets of a division of Teledyne Corporation and (ii) the restructuring of fund transfers to Measurement Dynamics LLC, (jointly and severally the "Obligations") granted or to be granted by CoreStates Bank, N.A. ("Lender") to Borrower, including all modifications, supplements, renewals and extensions thereto, and to induce Lender to make these loans and as additional security for these loans, Borrower does hereby collaterally assign to Lender Borrower's rights to the proceeds from a Letter of Credit ("LC") dated November 16, 1994 in the original face amount of $6,471,090.95 issued by Korea Exchange Bank in favor of Borrower, a copy of which is attached hereto.

                 2. After the occurrence and during the continuance of an Event of Default as defined in the various documents executed by Borrower in connection with the Obligations, Lender may enforce this Assignment by notifying Borrower that an event of default has occurred and thereafter at any time during the continuance of such event of default any proceeds received from the LC shall be immediately turned over to Lender and may be used by Lender to apply against the Obligations in repayment thereof until (i) the Obligations have been paid in full, or (ii) if earlier, until the default under the Obligations is fully cured, at which time all excess proceeds shall be promptly turned over by Lender to Borrower.

                 3. Subject to the provisions of this Assignment, this Assignment may be enforced from time to time by Lender at its discretion, with or without order of any court and with or without appointment of a receiver, as Lender shall determine. Lender may also at any time cease to enforce this Assignment. Any failure on the part of Lender promptly to exercise any right, power or remedy hereby given or reserved shall not prevent the exercise of any such right, power or remedy at any time thereafter. Lender may pursue and enforce any rights, powers or remedies accorded it herein independently of, in conjunction or concurrently with, or subsequent to, its pursuit and enforcement of any remedy or remedies which it may have under the Obligations.

                        4. Borrower warrants and represents that:


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                        (a) It has the right to execute and deliver this
Assignment;

                        (b) It: has made no prior assignment of the LC, other than to Lender;

                        (c) To the' best of Borrower's knowledge and belief, after due inquiry, all documents constituting the LC are in full force and effect on the date hereof, subject to no defenses, setoffs or counterclaims whatsoever except the conditions set forth therein; and

                        (d) There exists no event, condition or occurrence which constitutes, or which with notice or the passage of time would constitute, a breach by Borrower of, or default by Borrower under, any term or condition of the LC. Borrower also hereby covenants and agrees not to do any act which would destroy or impair the security of the Lender of this Assignment.

                        5. This Assignment shall be governed by the laws of the Commonwealth of Pennsylvania.



                  EXECUTED on the 14th day of January, 1997.




"Borrower"                                      Nuclear Research Corporation



                                       By:      /s/ Earl M. Pollock
                                                ------------------------ (SEAL)
                                                Name:  Earl M. Pollock
                                                Title:  President

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